EXHIBIT 4.3


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                              OF ENZO BIOCHEM, INC.


                        UNDER SECTION 805 OF THE BUSINESS
                                 CORPORATION LAW

         WE, the undersigned, ELAZAR RABBANI and BARRY W. WEINER, being respectively the President and Secretary of ENZO BIOCHEM, INC., do hereby certify:

         1.       The name of the Corporation is ENZO BIOCHEM, INC.

         2. The Certificate of Incorporation was filed by the Department of State on August 13, 1976.

         3. The Certificate of Incorporation is hereby amended to affect the following changes authorized by the Business Corporation Law:

                  (A)      To increase the capitalization of the Corporation.

                  (B) To change the address to which the Secretary of State shall mail a copy of process against the Corporation served upon him.

         4.       To accomplish the  foregoing:

                  (A)      Article 4 is hereby amended to read as follows:

                           "4. The aggregate number of shares which the Corporation shall have authority to issue is five million (30,000,000) shares, one ($.01) cent par value, per share, all of which shall be designated Common Stock."

                  (B)      Article 5 is hereby amended to read as follows:

                           "5. The Secretary of State of New York is designated as the agent of the Corporation upon whom process against it may be served. The Secretary of State shall mail a copy of any process against the Corporation which may be served upon him to the Corporation c/o Elazar Rabbani, 325 Hudson Street, New York, New York 10013."

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         5.       The foregoing  amendments  were  authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders held on the 29h day of March 1981.

         IN WITNESS THEREOF, we have signed this Certificate on the 3rd day of June 1981 and we affirm the statements contained herein as true under penalty of perjury.


                                              /s/
                                              ----------------------------------
                                              Elazar Rabbani, President



                                              /s/
                                              ----------------------------------
                                              Barry W. Weiner, Secretary

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